Exhibit 99.1

WASTE CONNECTIONS REPORTS FOURTH QUARTER RESULTS AND PROVIDES 2017 OUTLOOK

Fourth Quarter 2016 Highlights

- Revenue of $1.049 billion, exceeding outlook

- Reports 3.7% solid waste core price + volume growth

- Net income attributable to Waste Connections of $85.6 million, or $0.49 per share

- Adjusted net income attributable to Waste Connections* of $120.3 million, or $0.68 per share, up 38.8% per share

- Adjusted EBITDA* of $325.4 million, or 31.0% of revenue, exceeding outlook

Full-Year 2016 Highlights

- Revenue of $3.376 billion

- Reports 4.7% solid waste core price + volume growth

- Net cash provided by operating activities of $795.3 million

- Adjusted free cash flow* of $550.9 million, or 16.3% of revenue

Looking at 2017

- Expects revenue of approximately $4.45 billion, excluding additional divestitures and acquisitions

- Expects more than 15% YoY growth in adjusted free cash flow per share

TORONTO, ONTARIO, February 21, 2017 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the fourth quarter of 2016. Revenue in the fourth quarter, which included $497.9 million from the Progressive Waste acquisition completed on June 1, 2016, totaled $1.049 billion, up from $531.9 million in the year ago period. Operating income, which included $23.0 million of impairments and other items primarily related to the expected divestiture of certain assets acquired in the Progressive Waste acquisition and $16.0 million of items also related to that transaction, was $139.2 million compared to $101.7 million in the fourth quarter of 2015, which included acquisition-related transaction costs of $2.9 million associated with the acquisition of Rock River Environmental Services.

Net income attributable to Waste Connections in the fourth quarter was $85.6 million, or $0.49 per share on a diluted basis of 175.9 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $52.1 million, or $0.42 per share on a diluted basis of 123.1 million shares.

Adjusted net income attributable to Waste Connections* in the fourth quarter was $120.3 million, or $0.68 per share, versus $59.8 million, or $0.49 per share, in the prior year period. Adjusted EBITDA* in the fourth quarter was $325.4 million, as compared to adjusted EBITDA* of $175.6 million in the prior year period. Adjusted net income attributable to Waste Connections, adjusted net income attributable to Waste Connections per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude the impact of acquisition-related items and impairments and other operating items, as reflected in the detailed reconciliation in the attached tables.

“Our acquisition of Progressive Waste made 2016 a transformational year for Waste Connections. More importantly, our culture and operating playbook enabled us to drive significant improvements in safety, quality of revenue and operating performance within these operations, all pacing 12 to 18 months ahead of our initial expectations. This was evident in the fourth quarter as our results once again exceeded expectations. This underlying strength, together with the previously announced acquisition of Groot Industries and continuing improvements in recycled commodity values and E&P waste activity, should position us well for 2017,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Mr. Mittelstaedt added, “Free cash flow generation is synonymous with our name. Waste Connections’ industry-leading 50+% conversion of EBITDA to free cash flow should drive a more than 15% year-over-year increase in free cash flow per share in 2017, and our strong financial profile provides us the flexibility to fund a continuing, above average amount of expected acquisition activity while increasing the return of capital to shareholders.”

For the year ended December 31, 2016, revenue was $3.376 billion, as compared to revenue of $2.117 billion in 2015. Operating income, which included $118.3 million of items primarily related to the Progressive Waste acquisition and $27.7 million of impairments and other items, was $452.3 million, compared to operating loss of $61.5 million in the prior year. In 2015, the Company recorded net impairment charges of approximately $497.1 million against its E&P segment.

Net income attributable to Waste Connections in 2016 was $246.5 million, or $1.60 per share on a diluted basis of 154.1 million shares. In 2015, the Company reported net loss attributable to Waste Connections of $95.8 million, or $0.78 per share on a diluted basis of 123.5 million shares.

Adjusted net income attributable to Waste Connections* in 2016 was $395.2 million, or $2.57 per share, compared to $244.9 million, or $1.98 per share, in the prior year. Adjusted EBITDA* in 2016 was $1.071 billion, as compared to $710.6 million in the prior year.

2017 OUTLOOK

Waste Connections also announced its outlook for 2017, which assumes no change in the current economic environment. The Company’s outlook excludes any impact from additional divestitures and acquisitions that may close during the year, and expensing of transaction-related items. The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic filings with the Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. Certain components of the outlook for 2017 are subject to quarterly fluctuations. See reconciliation in the attached tables.

- Revenue is estimated to be approximately $4.45 billion.

- Adjusted EBITDA* is estimated to be approximately $1.41 billion, or about 31.7% of revenue.

- Adjusted free cash flow* is estimated to be approximately $725 million, or about 16.3% of revenue

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

CONFERENCE CALL

Waste Connections will be hosting a conference call related to fourth quarter earnings and 2017 outlook on February 22nd at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com.  A playback of the call will be available at both of these websites.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 40 states and the District of Columbia in the U.S., and five provinces in Canada. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510. Investors can also obtain these materials and other documents filed with the Securities and Exchange Commission (SEC) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements (which include "forward-looking information" as that term is defined in applicable securities laws in Canada) within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2017 financial results, capital expenditures, adjusted free cash flow, outlook and related assumptions, potential operating trends and acquisition activity and return of capital to shareholders of the Company. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, without limitation, the following: the possibility that any of the anticipated benefits of the combination of the Company and Waste Connections US, Inc. (f/k/a Waste Connections, Inc.) will not be realized; the ability of the combined company to successfully achieve business objectives, including integrating the two companies or the effects of unexpected costs, liabilities or delays; the potential benefits and synergies of the transaction; and expectations for other economic, business and/or competitive factors. In addition, you should carefully consider the risks and uncertainties and other factors that may affect future results of the combined company that are disclosed in filings that have been made by the Company (including, under its former name, Progressive Waste Solutions Ltd.) and by Waste Connections US, Inc. (including, under its former name, Waste Connections, Inc.) with the Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME (LOSS)

THRee AND TWELVE months ended DECEMBER 31, 2015 and 2016

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2016	2015	2016
Revenues	$531,937	$1,048,622	$2,117,287	$3,375,863
Operating expenses:
Cost of operations	297,939	617,948	1,177,409	1,957,712
Selling, general and administrative	62,276	124,267	237,484	474,263
Depreciation	62,039	122,612	240,357	393,600
Amortization of intangibles	7,619	21,593	29,077	70,312
Impairments and other operating items	334	23,045	494,492	27,678
Operating income (loss)	101,730	139,157	(61,532)	452,298

Interest expense	(16,850)	(27,418)	(64,236)	(92,709)
Other income (expense), net	912	476	(518)	655
Foreign currency transaction gain	-	782	-	1,121
Income (loss) before income tax provision	85,792	112,997	(126,286)	361,365

Income tax (provision) benefit	(33,404)	(27,294)	31,592	(114,044)
Net income (loss)	52,388	85,703	(94,694)	247,321
Less: Net income attributable to noncontrolling interests	(327)	(111)	(1,070)	(781)
Net income (loss) attributable to Waste Connections	$52,061	$85,592	$(95,764)	$246,540

Earnings (loss) per common share attributable to Waste Connections’ common shareholders:
Basic	$0.42	$0.49	$(0.78)	$1.61

Diluted	$0.42	$0.49	$(0.78)	$1.60

Shares used in the per share calculations:
Basic	122,628,841	175,398,200	123,491,931	153,550,008
Diluted	123,141,503	175,929,810	123,491,931	154,054,331

Cash dividends per common share	$0.145	$0.18	$0.535	$0.615

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2015	December 31, 2016
ASSETS
Current assets:
Cash and equivalents	$10,974	$154,382
Accounts receivable, net of allowance for doubtful accounts of $7,738 and $13,160 at December 31, 2015 and 2016, respectively	255,192	485,138
Deferred income taxes	49,727	89,177
Current assets held for sale	-	6,339
Prepaid expenses and other current assets	46,534	97,533
Total current assets	362,427	832,569

Property and equipment, net	2,738,288	4,738,055
Goodwill	1,422,825	4,390,261
Intangible assets, net	511,294	1,067,158
Restricted assets	46,232	63,406
Long-term assets held for sale	-	33,989
Other assets, net	40,732	67,664
	$5,121,798	$11,193,102
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$115,206	$251,253
Book overdraft	12,357	10,955
Accrued liabilities	136,018	269,402
Deferred revenue	90,349	134,081
Current portion of contingent consideration	22,217	21,453
Current liabilities held for sale	-	3,383
Current portion of long-term debt and notes payable	2,127	1,650
Total current liabilities	378,274	692,177

Long-term debt and notes payable	2,147,127	3,616,760
Long-term portion of contingent consideration	27,177	30,373
Other long-term liabilities	124,943	331,074
Deferred income taxes	452,493	867,841
Total liabilities	3,130,014	5,538,225

Commitments and contingencies
Equity:
Common shares: 122,375,955 shares issued and outstanding at December 31, 2015; 175,426,824 shares issued and 175,201,895 shares outstanding at December 31, 2016	1,224	4,174,808
Additional paid-in capital	736,652	102,220
Accumulated other comprehensive loss	(12,171)	(43,001)
Treasury shares: 0 and 224,929 shares at December 31, 2015 and 2016, respectively	-	-
Retained earnings	1,259,495	1,413,488
Total Waste Connections’ equity	1,985,200	5,647,515
Noncontrolling interest in subsidiaries	6,584	7,362
Total equity	1,991,784	5,654,877
	$5,121,798	$11,193,102

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

TWELVE months ended DECEMBER 31, 2015 and 2016

(Unaudited)

(in thousands of U.S. dollars)

	Twelve months ended December 31,
	2015	2016
Cash flows from operating activities:
Net income (loss)	$(94,694)	$247,321
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on disposal of assets and impairments	518,657	26,741
Depreciation	240,357	393,600
Amortization of intangibles	29,077	70,312
Foreign currency transaction gain	-	(1,121)
Deferred income taxes, net of acquisitions	(132,454)	42,298
Amortization of debt issuance costs	3,097	4,847
Share-based compensation	20,318	44,772
Interest income on restricted assets	(428)	(477)
Interest accretion	6,761	10,505
Excess tax benefit associated with equity-based compensation	(2,069)	(5,196)
Payment of contingent consideration recorded in earnings	-	(493)
Adjustments to contingent consideration	(22,180)	(2,623)
Net change in operating assets and liabilities, net of acquisitions	10,557	(35,174)
Net cash provided by operating activities	576,999	795,312

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(230,517)	(17,131)
Cash acquired in the Progressive Waste acquisition	-	65,768
Capital expenditures for property and equipment	(238,833)	(344,723)
Proceeds from disposal of assets	2,883	4,604
Change in restricted assets, net of interest income	(2,225)	(428)
Other	(1,842)	(4,485)
Net cash used in investing activities	(470,534)	(296,395)

Cash flows from financing activities:
Proceeds from long-term debt	1,489,500	3,469,289
Principal payments on notes payable and long-term debt	(1,429,195)	(3,714,044)
Payment of contingent consideration recorded at acquisition date	(2,190)	(16,322)
Change in book overdraft	(89)	(1,305)
Proceeds from option and warrant exercises	572	-
Excess tax benefit associated with equity-based compensation	2,069	5,196
Payments for repurchase of common shares	(91,165)	-
Payments for cash dividends	(65,990)	(92,547)
Tax withholdings related to net share settlements of restricted share units	(6,447)	(11,497)
Distributions to noncontrolling interests	(42)	(3)
Debt issuance costs	(6,867)	(13,506)
Proceeds from sale of common shares held in trust	-	19,870
Net cash used in financing activities	(109,844)	(354,869)
Effect of exchange rate changes on cash and equivalents	-	(598)
Net increase (decrease) in cash and equivalents	(3,379)	143,450
Cash and equivalents at beginning of period	14,353	10,974
Less: cash held for sale	-	(42)
Cash and equivalents at end of period	$10,974	$154,382

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three and twelve months ended December 31, 2016:

	Three months ended December 31, 2016	Twelve months ended December 31, 2016
Solid Waste Internal Growth:
Core Price	2.7%	2.8%
Surcharges	(0.1%)	(0.3%)
Volume	1.0%	1.9%
Recycling	0.4%	0.1%
Total Solid Waste Internal Growth	4.0%	4.5%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended December 31, 2015 and 2016:

	Three Months Ended December 31, 2015
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$354,601	$(1,472)	$353,129	66.4%
Solid Waste Disposal and Transfer	175,565	(67,714)	107,851	20.3%
Solid Waste Recycling	11,678	(271)	11,407	2.1%
E&P Waste Treatment, Recovery and Disposal	45,427	(2,278)	43,149	8.1%
Intermodal and Other	16,401	-	16,401	3.1%
Total	$603,672	$(71,735)	$531,937	100.0%

	Three Months Ended December 31, 2016
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$739,986	$(2,195)	$737,791	70.3%
Solid Waste Disposal and Transfer	350,482	(135,713)	214,769	20.5%
Solid Waste Recycling	31,580	(2,387)	29,193	2.8%
E&P Waste Treatment, Recovery and Disposal	35,027	(2,859)	32,168	3.1%
Intermodal and Other	34,962	(261)	34,701	3.3%
Total	$1,192,037	$(143,415)	$1,048,622	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three and twelve month periods ended December 31, 2015 and 2016:

	Three months ended December 31,		Twelve months ended December 31,
	2015	2016	2015	2016
Solid waste, net	$17,619	$507,332	$30,969	$1,266,395
E&P waste, net	3,222	-	26,728	-
Acquisitions, net	$20,841	$507,332	$57,697	$1,266,395

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and twelve-month periods ended December 31, 2015 and 2016:

	Three months ended December 31,		Twelve months ended December 31,
	2015	2016	2015	2016
Cash Interest Paid	$21,472	$31,416	$55,674	$87,654
Cash Taxes Paid	21,695	33,084	102,279	69,589

Debt to Book Capitalization as of December 31, 2016: 39%

Internalization for the three months ended December 31, 2016: 52%

Days Sales Outstanding for the three months ended December 31, 2016: 43 (31 net of deferred revenue)

Share Information for the three months ended December 31, 2016:

Basic shares outstanding	175,398,200
Dilutive effect of options and warrants	35,791
Dilutive effect of restricted share units	495,819
Diluted shares outstanding	175,929,810

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted EBITDA as net income (loss) attributable to Waste Connections, plus net income attributable to noncontrolling interests, plus or minus income tax provision (benefit), plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income, plus foreign currency transaction loss, less foreign currency transaction gain. Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended December 31,		Twelve months ended December 31,
	2015	2016	2015	2016
Net income (loss) attributable to Waste Connections	$52,061	$85,592	$(95,764)	$246,540
Plus: Net income attributable to noncontrolling interests	327	111	1,070	781
Plus (less): Income tax provision (benefit)	33,404	27,294	(31,592)	114,044
Plus: Interest expense	16,850	27,418	64,236	92,709
Plus: Depreciation and amortization	69,658	144,205	269,434	463,912
Plus: Closure and post-closure accretion	1,058	3,027	3,978	8,936
Plus: Impairments and other operating items	334	23,045	494,492	27,678
Plus/Less: Other expense (income), net	(912)	(476)	518	(655)
Less: Foreign currency transaction gain	-	(782)	-	(1,121)
Adjustments:
Plus: Transaction-related expenses (a)	2,863	1,015	4,235	47,842
Plus: Pre-existing Progressive Waste share-based grants (b)	-	4,466	-	14,289
Plus: Severance-related and other expenses (c)	-	4,036	-	44,336
Plus: Synergy bonus (d)	-	6,498	-	11,798
Adjusted EBITDA	$175,643	$325,449	$710,607	$1,071,089

As % of revenues	33.0%	31.0%	33.6%	31.7%

____________________________________________

(a)	Reflects the addback of acquisition-related transaction costs, including excise tax payments related to the Progressive Waste acquisition.
(b)	Reflects share-based compensation costs, including changes in fair value, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(c)	Reflects the addback of severance-related expenses and other items, including certain professional fees, in connection with the Progressive Waste acquisition.
(d)	Reflects the addback of bonuses accrued pursuant to the Company’s Synergy Bonus Program adopted on July 19, 2016 in conjunction with the Progressive Waste acquisition.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended December 31,		Twelve months ended December 31,
	2015	2016	2015	2016
Net cash provided by operating activities	$113,671	$256,481	$576,999	$795,312
Less: Change in book overdraft	(154)	(7,355)	(89)	(1,305)
Plus: Proceeds from disposal of assets	1,207	1,578	2,883	4,604
Plus: Excess tax benefit associated with equity-based compensation	83	45	2,069	5,196
Less: Capital expenditures for property and equipment	(70,454)	(139,789)	(238,833)	(344,723)
Less: Distributions to noncontrolling interests	-	-	(42)	(3)
Adjustments:
Payment of contingent consideration recorded in earnings (a)	-	80	-	493
Transaction-related expenses (b)	-	3,480	-	45,228
Severance-related and other expenses (c)	-	4,005	-	82,526
Tax effect (d)	-	(7,846)	-	(36,384)
Adjusted free cash flow	$44,353	$110,679	$342,987	$550,944

As % of revenues	8.3%	10.6%	16.2%	16.3%

____________________________________________

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the addback of acquisition-related transaction costs, including excise tax payments, related to the Progressive Waste acquisition.
(c)	Reflects the addback of severance-related expenses and other items, including certain professional fees, in connection with the Progressive Waste acquisition.
(d)	The aggregate tax effect of footnotes (a) through (c) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Net Income attributable to Waste Connections to Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations. Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate these non-GAAP financial measures differently.

	Three months ended December 31,		Twelve months ended December 31,
	2015	2016	2015	2016
Reported net income (loss) attributable to Waste Connections	$52,061	$85,592	$(95,764)	$246,540
Adjustments:
Amortization of intangibles (a)	7,619	21,593	29,077	70,312
Impairments and other operating items (b)	334	23,045	494,492	27,678
Transaction-related expenses (c)	2,863	1,015	4,235	47,842
Pre-existing Progressive Waste share-based grants (d)	-	4,466	-	14,289
Severance-related and other expenses (e)	-	4,036	-	44,336
Synergy bonus (f)	-	6,498	-	11,798
Tax effect (g)	(3,062)	(25,951)	(182,945)	(69,581)
Impact of deferred tax adjustments (h)	-	-	(4,198)	1,964
Adjusted net income attributable to Waste Connections	$59,815	$120,294	$244,897	$395,178

Diluted earnings (loss) per common share attributable to Waste Connections’ common shareholders:
Reported net income (loss)	$0.42	$0.49	$(0.78)	$1.60
Adjusted net income	$0.49	$0.68	$1.98	$2.57

Shares used in the per share calculations:
Reported diluted shares	123,141,503	175,929,810	123,491,931	154,054,331
Adjusted diluted shares (i)	123,141,503	175,929,810	123,871,636	154,054,331

____________________________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs, including excise tax payments related to the Progressive Waste acquisition.
(d)	Reflects share-based compensation costs, including changes in fair value, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(e)	Reflects the addback of severance-related and other items, including certain professional fees, in connection with the Progressive Waste acquisition.
(f)	Reflects the addback of bonuses accrued pursuant to the Company’s Synergy Bonus Program adopted on July 19, 2016 in connection with the Progressive Waste acquisition.
(g)	The aggregate tax effect of the adjustments in footnotes (a) through (f) is calculated based on the applied tax rates for the respective periods.
(h)	Reflects (1) the elimination in 2015 of an increase to the income tax benefit primarily associated with a decrease in our deferred tax liabilities resulting from the impairment of assets in our E&P segment that impacted the geographical apportionment of our state income taxes and (2) in 2016 reflects a change in the geographical apportionment of our deferred tax liabilities resulting from the Progressive Waste acquisition.
(i)	Reflects reported diluted shares adjusted for shares that were excluded from the reported diluted shares calculation due to reporting a net loss during the year ended December 31, 2015.

2017 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

	2017 Outlook
	Estimate	Observation
Net income attributable to Waste Connections	$463,000
Plus: Net income attributable to noncontrolling interests	1,000
Plus: Income tax provision	190,000	Approximate 29.0% effective rate
Plus: Interest expense, net	120,000
Plus: Depreciation and Depletion	523,000	Approximately 11.75% of revenue
Plus: Amortization	102,000	Approximately 2.30% of revenue
Plus: Closure and post-closure accretion	11,000	Approximately 0.25% of revenue
Adjusted EBITDA	$1,410,000	Approximately 31.7% of revenue

Reconciliation of Adjusted Free Cash Flow:

	2017 Outlook
	Estimate	Observation
Net cash provided by operating activities	$1,175,000	Approximately 26.4% of revenue
Less: Capital expenditures	(450,000)
Adjusted free cash flow	$725,000	Approximately 16.3% of revenue

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